Exhibit 4.11

$[ ]	REGISTERED
CUSIP No. [ ]	No. R-[ ]

[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN AND IN THE INDENTURE REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

CITIBANK CREDIT CARD ISSUANCE TRUST

[CITISERIES] [SERIES [    ]]

[            ]% [FLOATING RATE] CLASS 20    -[A][B][C][#] NOTES OF [MONTH YEAR]

(Legal Maturity Date [Month Year])

CITIBANK CREDIT CARD ISSUANCE TRUST, a trust formed and existing under the laws of the State of Delaware (including any successor, the “Issuer”), for value received, hereby promises to pay to [CEDE & CO.], or its registered assigns, the principal amount of [            ] DOLLARS ($[            ]). The Expected Principal Payment Date for this Note is [Date]. The Legal Maturity Date for this Note is [Date].

[For fixed rate notes: The Issuer hereby promises to pay interest on this Note at the rate of [        ]% per annum on the [        ] day of each [Month] and [Month], beginning [Month Year], until the principal of this Note is paid or made available for payment, subject to certain limitations set forth in the Indenture. Interest will accrue on the principal amount of this Note outstanding on the preceding Interest Payment Date (after giving effect to any payments of principal made on the preceding Interest Payment Date), or with respect to the first Interest Payment Date, the initial principal amount of this Note. Interest will accrue from [Date] and be computed on the basis of a 360-day year of twelve 30-day months.]

[For floating rate notes: The Issuer hereby promises to pay interest on this Note on the [        ] day of each [Month] and [Month], beginning [Month Year], until the principal of this Note is paid or made available for payment, subject to certain limitations set forth in the Indenture. Interest will accrue on the outstanding principal amount of this Note for each interest period in an amount equal to the product of (i) the actual number of days in such interest period divided by 360, (ii) a rate per annum equal to the Class 20    -[A][B][C][#] Note Rate for such interest period, and (iii) the outstanding principal amount of this Note as of the preceding Interest Payment Date (after giving effect to any payments of principal made on the preceding Interest Payment Date) or, in the case of the first Interest Payment Date, the initial principal amount of this Note. The Class 20    -[A][B][C][#] Note Rate will be determined as provided in the Indenture.]

If any Interest Payment Date or Principal Payment Date of this Note falls on a day that is not a Business Day, the required payment of interest or principal will be made on the following Business Day.

This Note is one of the [Citiseries] [Series [    ]], Class 20    -[A][B][C][#] Notes issued pursuant to the Indenture, dated as of September 26, 2000 (as amended and otherwise modified from time to time, the “Indenture”) between the Issuer and Deutsche Bank Trust Company Americas, as Trustee. For purposes of this Note, the term “Indenture” includes any supplemental indenture or Issuer Certificate relating to the [Citiseries] [Series [    ]], Class 20    -[A][B][C][#] Notes. This Note is subject to all of the terms of the Indenture. All terms used in this Note that are not otherwise defined herein and that are defined in the Indenture will have the meanings assigned to them therein.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which will have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note will not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an Issuer Authorized Officer.

CITIBANK CREDIT CARD ISSUANCE TRUST

By:	CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION, as Managing Beneficiary of Citibank Credit Card Issuance Trust

By:
Name: Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee under the Indenture

By:
Authorized Signatory

Dated:

REVERSE OF NOTE

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its [Citiseries] [Series [    ]] [            ]% [Floating Rate] Class 20    -[A][B][C][#] Notes of [Month Year] (Legal Maturity Date [Month Year]) (herein called the “Notes”), all issued under an Indenture, to which Indenture reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Notes.

This Note ranks pari passu with all other Class [A][B][C] Notes of the same series, [For Class B notes: and this Note is subordinated to Class A Notes of the same series,] [For Class C notes: and this Note is subordinated to all Class A Notes and Class B Notes of the same series,] as set forth in the Indenture. This Note is secured to the extent, and by the collateral, described in the Indenture.

The Issuer will pay interest on overdue interest as set forth in the Indenture to the extent lawful.

Each Holder by acceptance of this Note, and each owner of a beneficial interest in this Note by acceptance of a beneficial interest in this Note, agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Trustee on the Notes, against the Issuer, the Issuer Trustee, Citibank (South Dakota), the Trustee or any affiliate, officer, employee or director of any of them, and the obligation of the Issuer to pay principal of or interest on this Note or any other amount payable to the Holder of this Note will be subject to Article V of the Indenture.

Each Holder by acceptance of this Note, and each owner of a beneficial interest in this Note by acceptance of a beneficial interest in this Note, agrees that this Note is intended to be debt of Citibank (South Dakota) for federal, state and local income and franchise tax purposes, and agrees to treat this Note accordingly for all such purposes, unless otherwise required by a taxing authority.

Each Holder by acceptance of this Note, and each owner of a beneficial interest in this Note by acceptance of a beneficial interest in this Note, agrees that it will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to this Note, the Indenture or any Derivative Agreement.

This Note and the Indenture will be construed in accordance with and governed by the laws of the State of New York.

Certain amendments may be made to the Indenture without the consent of the Holder of this Note. This Note must be surrendered for final payment of principal and interest.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                                                                                   , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

                                             *

    Signature Guaranteed:

* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.